UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):                                  July 16, 2007
T REIT LIQUIDATING TRUST

(Exact name of registrant as specified in its charter)

Virginia	0-49782	26-0536128

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 N. Tustin Avenue, Suite 200,
Santa Ana, California	92705

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:                                  714-667-8252
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.1 4a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
          On July 16, 2007, T REIT, Inc. (the “Company”) and W. Brand Inlow, an independent director of the Company and the chairman of the Company’s board of directors, entered into an Agreement and Declaration of Trust (the “Liquidating Trust Agreement”) in connection with the formation of the T REIT Liquidating Trust (the “Liquidating Trust”). The Liquidating Trust Agreement was executed and the Liquidating Trust was formed for the purpose of completing the liquidation and dissolution of the Company. In accordance with the Company’s Plan of Liquidation, the Company will transfer all of its assets and liabilities to the Liquidating Trust to be administered, disposed of or provided for in accordance with the terms and conditions set forth in the Liquidating Trust Agreement.
          Mr. Inlow will serve as the initial trustee (the “Trustee”) of the Liquidating Trust. The Trustee will receive $250 per month as compensation for his services as Trustee.
          The existence of the Liquidating Trust will terminate upon the earliest of (i) the distribution of all of the Liquidating Trust’s assets in accordance with the terms of the Liquidating Trust Agreement, or (ii) the expiration of a period of three years from the date assets are first transferred to the Liquidating Trust. The existence of the Liquidating Trust may, however, be extended beyond the three-year term if the Trustee then determines that an extension is reasonably necessary to fulfill the purpose of the Liquidating Trust and, prior to such extension, the Trustee has requested and received certain no-action assurances from the Securities and Exchange Commission.
          The foregoing summary is qualified in its entirety by the Liquidating Trust Agreement attached hereto as Exhibit 10.1 and by a press release attached hereto as Exhibit 99.1, each of which is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets
          On July 20, 2007, the Company transferred its remaining assets to, and its remaining liabilities were assumed by, the Trustee of the Liquidating Trust in accordance with the Company’s Plan of Liquidation and the Liquidating Trust Agreement.
          The foregoing summary is qualified in its entirety by the Liquidating Trust Agreement attached hereto as Exhibit 10.1 and by a press release attached hereto as Exhibit 99.1, each of which is incorporated herein by reference.
Item 8.01 Other Events
          In connection with the formation of the Liquidating Trust, the stock transfer books of the Company were closed as of the close of business on July 16, 2007 (the “Record Date”). Each share of the Company’s common stock outstanding on the Record Date was converted automatically into a beneficial interest in the Liquidating Trust when the assets and liabilities of the Company were transferred to the Liquidating Trust on July 20, 2007.
          Also on July 20, 2007, the Company filed a Form 15 with the Securities and Exchange Commission to terminate the registration of the Company’s common stock under the Securities Exchange Act of 1934, and the Company announced that it will cease filing reports under that act. However, the Trustee will issue to beneficiaries of the Liquidating Trust and file with the Securities and Exchange Commission annual reports on Form 10-K and current reports on Form 8-K.
          The foregoing summary is qualified in its entirety by the Liquidating Trust Agreement attached hereto as Exhibit 10.1 and by a press release attached hereto as Exhibit 99.1, each of which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
          (b) As a result of the transfer of the Company’s assets and liabilities to the Liquidating Trust, the impact to the pro forma condensed consolidated financial statements results in an ending balance of zero.
          (d) Exhibits:

10.1	Liquidating Trust Agreement, dated as of July 16, 2007, by and between T REIT, Inc. and W. Brand Inlow, Trustee

99.1	Press Release dated July 20, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T REIT LIQUIDATING TRUST
(Registrant)
	By:	/s/ W. Brand Inlow
Date: July 20, 2007		W. Brand Inlow, Trustee

EXHIBIT INDEX

No.	Exhibit

10.1	Liquidating Trust Agreement, dated as of July 16, 2007, by and between T REIT, Inc. and W. Brand Inlow, Trustee

99.1	Press Release dated July 20, 2007